                            SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                     of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d)(2))

[ ]  Definitive Information Statement

                        EUROTELECOM COMMUNICATIONS, INC.
                ................................................
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:  N/A.
      ...............................................................
2)     Aggregate number of securities to which transaction applies:  N/A.
      ...............................................................
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.
      ...............................................................
4)     Proposed maximum aggregate value of transaction:  N/A.
      ...............................................................
5)     Total fee paid:  N/A.
      ...............................................................
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:  $0.
      ...............................................................
          2)   Form, Schedule or Registration Statement No.:  N/A
      ...............................................................
          3)   Filing Party:  N/A
      ...............................................................
          4)   Date Filed:  N/A
      ...............................................................

                        EUROTELECOM COMMUNICATIONS, INC.

                         Britannia House, British Fields
                             Ollerton Road, Tuxford
                            Nottinghamshire NG22 OPQ
                                 UNITED KINGDOM

                               011-44-1708-590899


                              INFORMATION STATEMENT

                   Action by Consent of Majority Stockholders
                        to be effective February 28, 2000


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


         This Information Statement is furnished in connection with the consent of the holders of 54% (the "majority holders") of the issued and outstanding shares of common stock, $.01 par value ("Common Stock") of Eurotelecom Communications, Inc., a Delaware corporation (the "Company") to the adoption of certain amendments to its Certificate of Incorporation as discussed below. This Information Statement is being provided pursuant to the requirements of the Securities Exchange Act of 1934, as amended, to inform holders of Common Stock, entitled to vote or give an authorization or consent in regard to the action authorized by the written consent, of the action being taken. These matters will be effective February 28, 2000.

         This Information Statement is being mailed on or about February 8, 2000 to all shareholders of record at the close of business on December 31, 1999. As of that date, there were 17,946,222 shares of Common Stock outstanding, each entitled to one vote on each matter of business put to a shareholder vote.

     The amendments to the Certificate of Incorporation are as follows:

                  1. The number of shares of Common Stock, $.01 par value the Company is authorized to issue will be increased from 20,000,000 to 50,000,000. The Company is currently authorized to issue only 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Since 17,946,222 shares of Common Stock are currently outstanding, the Company is unable to issue any substantial number of new shares. The Company is in a fragmented niche market, and there are many potential acquisitions in the same or related lines of business that management intends to pursue. These acquisitions are expected to be accomplished through a combination of share issuance and other consideration, however, there are no plans, arrangements or understandings for such acquisitions. The additional authorization is required to give it the ability to locate, negotiate and complete the proposed acquisitions. The Company may also seek, from time to time, to raise additional capital through the issuance of additional shares of Common Stock. In addition, and in order to attract and maintain employees experienced in the Company's business, the Company is considering the adoption of an employee stock option or purchase plan, and may use a portion of the additional shares of Common Stock for that purpose. Although the Company has not entered into any agreements, and has no plans, arrangements or understandings to such effect, the Company may cause such authorized but unissued shares to be issued to raise capital, engage in corporate acquisitions or implement a stock option or purchase plan, as described above, or for any other lawful purpose, and in so doing may cause dilution of existing shareholders.

                  2. The Company also proposes to amend its Certificate of Incorporation to add a new class of stock, to be known as Class A Common Stock, and to authorize the Company to issue 50,000,000 shares of Class A Common Stock. The Class A Common Stock will have such powers, preferences, rights, qualifications and restrictions, and shall be issued in one or more series, as are determined, from time to time, by the Company's Board of Directors. The Company and a United Kingdom placement agent have been discussing the possibility of an issue of stock to be sold to non-U.S. Persons under Regulation
S. If the placement of shares is completed, the Company would want the shares to be listed in the Alternative Investment Market ("AIM"), which is a recognized investment exchange which operates under the auspices of the London Stock Exchange.

         It is possible that in the future the Company will want to issue additional shares in the United Kingdom to raise additional capital or as consideration for acquisitions. In addition, the Company is considering the adoption of an employee stock option or purchase plan. The Company currently expects such plan to be available for U.K. employees, and possibly for its U.S. employees as well. The Company would use a portion of proposed Class A Common Stock in such a plan for its U.K. employees. Management believes that a listing on AIM will facilitate the Company's ability to raise capital and engage in acquisitions and other transactions with non-U.S. persons. The placement agent has advised the Company that listing of any such subsequent Regulation S shares on AIM would be difficult, since AIM would treat each subsequent Regulation S issuance as a separate series, to be separately quoted, because each issuance would bear resale restrictions that terminated at a different time from prior issuances. This could, at least in theory, create a different trading price for each series of Regulation S stock traded on the AIM, and the possibility of substantial confusion.

         In order to avoid this difficulty, the placement agent has proposed that a new class of shares be established (the Class A Common Stock), similar to and ranking PARI PASSU with Common Stock in all respects except that there would be restrictions in the certificate of designation of the Class A Common Stock which track the Regulation S requirements. The restrictions, however, would be permanent. In this way, all Class A Common Stock, issued now or in the future, would have the same restrictions, and the Company believes that an orderly market could be maintained in the shares regardless of when the Regulation S restrictions would otherwise fall away. The proposed restrictions would be no more or less onerous than those imposed by Regulation S, except that they would last for an indefinite period. The Company is of the opinion that the benefits of listing on AIM and the more orderly market the restrictions will encourage will far outweigh the detriment created by the restrictions. Of course, the ultimate determination of the powers, preferences, rights, qualifications and restrictions of such shares will be determined by the Board of Directors, and may be different than those proposed by the placement agent.

         Although the Company has not entered into any agreements, plans, arrangements, or understandings to such effect, other than the discussions with the United Kingdom placement agent discussed above, the Company may cause such authorized but unissued shares to be issued to raise capital, engage in corporate acquisitions, implement a stock option plan or for any other lawful purpose, and in so doing may cause dilution of existing shareholders.

         The proposed increase in the Company's authorization to issue Common Stock, and the proposed authority to issue Class A Common Stock, could have the effect of permitting the dilution of shareholders, and could have a substantial anti-takeover effect. For example, the Board of Directors of the Company could issue a substantial number of shares of Common Stock or Class A Common Stock at disadvantageous prices, which could dilute the percentage holding and/or value of the existing shareholders, and could be used to fend off a hostile take-over offer. In addition, the Board of Directors is currently empowered, without stockholder approval, to issue Preferred Stock, and upon approval of the proposed amendment, would be empowered to issue Class A Common Stock, with dividend, liquidation, conversion, voting or other rights which could adversely effect the voting power or other rights of the holders of the Company's Common Stock. Upon any such issuance, the Preferred Stock or Class A Common Stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company that might be considered desirable by shareholders. Although the Company has no current intention of issuing Preferred Stock or Class A Common Stock for any such purpose, there can be no assurance that the Company will not do so in the future. It should be noted that the restrictions on transfer described above to be placed in the certificate of designation of the Class A Common Stock are not expected to apply if a tender offer is made to all shareholders. However, the exact details of the restrictions applicable to the new class have not been determined, and thus the proposed amendment would allow the Board the authority to fill in those details.

         The Delaware General Corporation Law requires the approval of stockholders who hold at least a majority of the voting power of the Company's Common Stock present at a meeting at which a quorum is present to amend its Certificate of Incorporation. The Delaware General Corporation Law also permits actions that would otherwise require a vote at a meeting of stockholders to be taken by written consent of the holders of at least the number of shares that would be necessary to authorize such actions at a meeting.

         On January 16, 2000, the proposed amendments were approved and recommended to the shareholders by the Board of Directors of the Company, and on or about January 16, 2000, written consent approving the amendments was signed by the beneficial owners of 9,681,820 shares of Common Stock which represented approximately 54% of all of the issued and outstanding Common Stock at that date. As a result, the amendments to the Certificate of Incorporation were approved by the holders of a majority of the issued and outstanding shares of Common Stock and no further votes will be needed. The written consent will become effective on or about February 28, 2000, but in no event less than 20 days after the Company has first mailed this Information Statement to its shareholders.

         The Delaware General Corporation Law does not provide any dissenters' rights with respect to amendment of the Company's Certificate of Incorporation as set forth above. Therefore, no dissenter's rights of appraisal will be given in connection with these matters.

DESCRIPTION OF SECURITIES

Common Stock

         The Company currently is authorized to issue 20,000,000 shares of Common Stock, $0.01 par value. At January 31, 2000 there were 17,946,222 shares of Common Stock issued and outstanding. The proposed amendments to the Certificate of Incorporation will increase the number of shares of Common Stock the Company is authorized to issue to 50,000,000. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors, out of funds legally available, without any preference. Holders of Common Stock are entitled to one vote per share. Cumulative voting is not allowed for purposes of the election of directors. Thus, as no shares of any other class of stock of the Company are issued and outstanding, the holders of more than 50% of the shares voting for directors can elect all directors. The holders of the Common Stock of the Company have no preemptive rights to purchase new issues of the securities of the Company. There are no redemption or conversion features attached to the Common Stock.

         At the present time, the Company does not intend to pay any dividends on its Common Stock. Upon liquidation or dissolution of the Company, holders of Common Stock are entitled to receive pro rata, either in cash or in kind, all of the assets of the Company after payment of debts.

Class A Common Stock

         The proposed amendments will authorize the Company to issue 50,000,000 shares of Class A Common Stock. Each share of Class A Common Stock will have such powers, preferences, rights, qualifications and restrictions, and shall be issued in one or more series, as are determined, from time to time, by the Company's Board of Directors.

Preferred Stock

         The Company is authorized to issue 10,000,000 shares of Preferred Stock, $0.01 par value. There are no shares of Preferred Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The total number of shares of Common Stock of the Company beneficially owned by each of the officers and directors, and all of such directors and officers as a group, and their percentage ownership of the outstanding Common Stock of the Company as of January 31, 2000, are as follows:

                                                                                PER CENT
MANAGEMENT                                       SHARES BENE-                   OF COMMON
SHAREHOLDERS (1)                                 FICIALLY OWNED                   STOCK
----------------                                 --------------                   -----
PHILIP SHAUN DERRY..................                  1,971,760                   11.00%
Director, President and Chief Executive Officer
of Eurotelecom Communications, Inc.
Mexborough Business Centre
College Road
Mexborough
Yorkshire
United Kingdom
S64 9JP

ROBERT IAIN HAY.....................                    273,400                    1.50%
Director and Chief Executive Officer of
ET Connect, LTD. (subsidiary of the Company)
Mexborough Business Centre
College Road
Mexborough
Yorkshire
United Kingdom
S64 9JP

ANDREW KRAWCHUK.....................                    176,000                    1.00%
Marketing Director of
Eurotelecom Communications, Inc.
Mexborough Business Centre
College Road
Mexborough
Yorkshire
United Kingdom
 S64 9JP

IAN STUART REAY.....................                    110,000                    0.61%
Director and Chief Executive Officer of
EZ IP, LTD.(subsidiary of the Company)
Mexborough Business Centre
College Road
Mexborough
Yorkshire
United Kingdom
S64 9JP

JOHN SPACKMAN.......................                     75,000                    0.42%
Chairman of the Board of Directors
Eurotelecom Communications, Inc.
Mexborough Business Centre
College Road
Mexborough
Yorkshire
United Kingdom  S64 9JP

RAY MAY.............................                    419,377                    2.34%
Director, President and Chief Executive Officer of
RTC, Inc.(subsidiary of the Company)
Mexborough Business Centre
College Road
Mexborough
Yorkshire
United Kingdom
S64 9JP

GRAHAM FORD.........................                     50,000                    0.28%
Director and Company Secretary
Eurotelecom Communications, Inc.
College Road
Mexborough
Yorkshire
United Kingdom
S64 9JP

DAVID WALTON........................                    110,000                    0.61%
Chief Operating Officer
Eurotelecom Communications, Inc.
College Road
Mexborough
Yorkshire
United Kingdom
S64 9JP
----------------
All Directors and Officers as
    a group (8 persons)                               2,253,717                   12.55%


(1) Except as otherwise noted, it is believed by the Company that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within sixty (60) days, such as options or warrants to purchase the Common Stock of the Company.


PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock by each shareholder who beneficially owns more than five percent (5%) of the Company's Common Stock, the number of shares beneficially owned by each and the percent of outstanding Common Stock so owned of record as of January 31, 2000. It is believed by the Company that all persons listed have sole voting and investment power with respect to their shares, except as otherwise indicated.


                                                                               PER CENT OF
NAME AND ADDRESS OF                   TITLE                SHARES BENE-        OUTSTANDING
BENEFICIAL OWNER                      OF CLASS             FICIALLY OWNED      COMMON STOCK
----------------                      --------             --------------      ------------
PHILIP SHAUN DERRY.............       Common Stock           1,971,760            11.00%
Mexborough Business Centre
College Road
Mexborough
Yorkshire
United Kingdom
S64 9JP

SCRIBE INVESTMENTS SA..........       Common Stock           2,475,000            13.8%
2 Serjeants Inn
London
United Kingdom

WESTBURY INVESTMENTS SA........       Common Stock           2,475,000            13.8%
2 Serjeants Inn
London
United Kingdom

BENCHLEVEL PROPERTIES
      LIMITED..................       Common Stock           1,100,000             6.1%
19 Warwick Gardens
London
United Kingdom
----------------


(1) Except as otherwise noted, it is believed by the Company that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within sixty (60) days, such as options or warrants to purchase the Common Stock of the Company.

                                    Eurotelecom Communications, Inc.

                                    By: /s/ Philip Shaun Derry
                                       -----------------------------


EXHIBIT

1. Proposed Amendment to Certificate of Incorporation.

                                    Exhibit 1

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        EUROTELECOM COMMUNICATIONS, INC.

                            Under Section 242 of the
                General Corporation Law of the State of Delaware



         Eurotelecom Communications, Inc (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Laws of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by resolution unanimously adopted by all of the members of the Board of Directors, adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

         Article 4 of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

         "(a) The Corporation is authorized to issue three classes of shares to be designated, respectively, "Preferred Stock", "Common Stock" and "Class A Common Stock". The number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000), the number of shares of Common Stock authorized to be issued is Fifty Million (50,000,000) and the number of shares of Class A Common Stock authorized to be issued is Fifty Million (50,000,000). The Preferred Stock , the Common Stock and the Class A Common Stock shall each have a par value of $.01 per share. The aggregate par value of all shares of Preferred Stock is $100,000, the aggregate par value of all shares of Common Stock is $500,000 and the aggregate par value of all shares of Class A Common Stock is $500,000.

         (b) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         (c) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Class A Common Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish
                  from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         (d) The authority of the Board with respect to each series of Preferred Stock and with respect to each series of Class A Common Stock shall include, but not be limited to, determination of the following:

                  (i) The number of shares constituting that series and the distinctive designation of that series;

                  (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (vii) Whether that series will contain any restrictions on transfer or registration of transfer or any restriction on the amount of shares that may be owned by any person or group of persons;

                  (viii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (ix) Any other relative or participating rights, preferences and limitations of that series; and

                  (x) If no shares of any series are outstanding, the elimination of the designation, powers, preferences, and rights of such series of shares, in which event such shares shall return to their status as authorized but unissued and undesignated Preferred Stock, or Class A Common Stock, as the case may be."

         SECOND: The effective date of the foregoing amendment is , 2000.

         THIRD: That the aforesaid amendment to the Certificate of Incorporation was duly adopted by the shareholders of the Corporation in accordance with
Section 242 of the General corporation Law of the State of Delaware.

         FOURTH: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent thereto in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Phillip Derry, its President, and attested by _____________, its secretary, this day of __ , 2000.



                                      EuroTelecom Communications, Inc.

                                      By: /s/ Phillip Derry
                                         -----------------------------
                                         Phillip Derry, President

ATTEST:

By:
   ----------------------------

                      Secretary